State of Delaware

                        Office of the Secretary of State                 Page 1

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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "BARON CAPITAL PROPERTIES, L.P.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 1998, AT 9:02 O'CLOCK A.M.


                            [STATE OF DELAWARE SEAL]


                                  [SEAL]    /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2856331 8100                                AUTHENTICATION:  8908139

981031027                                             DATE:  02-06-98

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:02 AM 01/08/1998
                                                          981031027 - 2856331




                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         BARON CAPITAL PROPERTIES, L.P.


     FIRST: The name of the limited partnership is BARON CAPITAL PROPERTIES, L.P. (the "Partnership").

     SECOND: The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

     THIRD: The name and business address of the sole general partner of the Partnership are Baron Capital Trust, 7826 Cooper Road, Cincinnati, Ohio 45242.

     THE UNDERSIGNED, on behalf of himself and the sole general partner of the Partnership, for the purpose of forming a limited partnership under the laws of the State of Delaware, do make, file and record this Certificate of Limited Partnership and certify that the facts herein stated are true, and accordingly, have hereto set my hand this 8th day of January, 1998.


                                   GENERAL PARTNER:

                                   BARON CAPITAL TRUST,
                                   a Delaware business trust



                                   By: /s/ GREGORY K. MCGRATH
                                       ----------------------------------------
                                       Gregory K. McGrath, President



                                   LIMITED PARTNER:



                                   By: /s/ GREGORY K. MCGRATH
                                       ----------------------------------------
                                       Gregory K. McGrath